 EXHIBIT 99.1

Contacts:

Aehr Test Systems	MKR Investor Relations Inc.
Chris Siu	Todd Kehrli or Jim Byers
Chief Financial Officer	Analyst/Investor Contact
csiu@aehr.com	(323) 468-2300
aehr@mkr-group.com

Aehr Test Systems Reports Fiscal 2024 Fourth Quarter and Full Year Financial Results

 and Provides Fiscal 2025 Full Year Financial Guidance

Fremont, CA (July 16, 2024) – Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its fiscal 2024 fourth quarter and full year ended May 31, 2024.

Fiscal Fourth Quarter Financial Results:

•	Net revenue was $16.6 million, compared to $22.3 million in the fourth quarter of fiscal 2023
•	GAAP net income was $23.9 million, or $0.81 per diluted share, which includes the impact of a tax benefit resulting from the release of the Company’s full income tax valuation allowance of approximately $20.8 million, compared to GAAP net income of $6.1 million, or $0.21 per diluted share, in the fourth quarter of fiscal 2023.
•	Non-GAAP net income was $24.7 million, or $0.84 per diluted share, which includes the tax benefit and excludes acquisition related costs and the impact of stock-based compensation, compared to non-GAAP net income of $6.8 million, or $0.23 per diluted share, in the fourth quarter of fiscal 2023.
•	Bookings were $4.0 million for the quarter
•	Backlog as of May 31, 2024, was $7.3 million. Effective backlog, which includes all orders received since the end of the fourth quarter, is $20.8 million.
•	Total cash and cash equivalents as of May 31, 2024 were $49.2 million, up from $47.6 million at February 29, 2024

Fiscal Year Financial Results:

•	Net revenue was a record $66.2 million, compared to $65.0 million in fiscal 2023
•	GAAP net income was $33.2 million, or $1.12 per diluted share, which includes the impact of a tax benefit resulting from the release of the Company’s full income tax valuation allowance of approximately $20.8 million recognized in the fourth quarter, compared to GAAP net income of $14.6 million, or $0.50 per diluted share, in fiscal 2023.
•	Non-GAAP net income, which includes the tax benefit and excludes acquisition related costs and the impact of stock-based compensation, was $35.8 million, or $1.21 per diluted share, compared to non-GAAP net income of $17.3 million, or $0.59 per diluted share, in fiscal 2023.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Four Quarter and Full Year Financial Results

July 16, 2024

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“Our full-year revenue and net income results exceeded our previously provided guidance and surpassed analyst consensus. Although we saw customer pushouts of silicon carbide devices due to slower electric vehicle (EV) demand in the second half of our fiscal year, we achieved another record year for annual revenue for Aehr.

“Wafer level test and burn-in of silicon carbide power semiconductors used in EVs was a key driver of our business in the last year, and we anticipate silicon carbide will continue to be a key contributor to revenue in the current fiscal year and beyond. To that point, we announced today that we received $12.7 million in orders from one of our silicon carbide test and burn-in customers for FOX WaferPak™ full wafer Contactors to support production of silicon carbide power devices for electric vehicles to be delivered over the next three months.

“The silicon carbide market continues to be an enormous opportunity for Aehr as we see more auto suppliers committed to silicon carbide in their EVs, as well as roadmaps that are based on modules for their electric motor power inverters. By 2030, battery EVs are forecasted to more than triple last year’s sales to 30 million or 30% of total vehicles manufactured worldwide.

“We remain actively engaged with a significant number of new silicon carbide device and module suppliers and seek to meet their anticipated capacity coming online beginning in 2025. We are also seeing growing demand for silicon carbide devices beyond the EV market, such as solar, data center, and other industrial applications for power conversion. We believe we are well positioned to continue to grow our business in silicon carbide, and we expect to receive first orders from a significant number of additional silicon carbide customers by the end of this fiscal year.

“We are also seeing traction with several emerging opportunities for our test and burn-in solutions in new target markets and expect bookings and revenue across a much broader range of customers and markets this fiscal year.

“One of the key new market opportunities we are focusing on is the growing demand for Artificial Intelligence (AI) processor test and burn-in at both the wafer level and the packaged part level.

“We are currently working with an AI accelerator company and have secured a commitment from them to evaluate our FOX solution for use in production wafer level burn-in of their high-power processors. Upon successful demonstration of wafer level test results and throughput, we expect they will utilize our new high-power FOX-XP systems for production of their next generation AI processors, starting this fiscal year.

“We also announced today in a separate press release our acquisition of Incal Technology, a manufacturer of highly acclaimed reliability test and burn-in solutions of a wide range of semiconductor devices and markets, with a new product family of ultra-high-power test solutions for AI accelerators, graphics & network processors, and high-performance computing processors. We believe that between wafer level and package part, the reliability test and production burn-in market for AI processors exceeds $100 million annually, and with this combined product portfolio we believe we have the opportunity to capture a meaningful share of the market this fiscal year.

“This past year we announced our first order for a FOX wafer level test and burn-in system for gallium nitride (GaN) devices. While silicon carbide will be the semiconductor material of choice for EV traction inverters, GaN is expected to gain significant penetration in the on-board charging market as well as other automotive, solar, and data center power conversion applications. We are working with several of the GaN market leaders, and received a significant number of WaferPak orders throughout the year for gallium nitride reliability test and qualification. We have now received our first forecasts for wafer level production burn-in systems to be delivered during this fiscal year. We continue to be encouraged by this market and believe it will be significant in market size for semiconductors and has the potential to be a solid market opportunity for Aehr’s solutions.

Aehr Test Systems Reports Four Quarter and Full Year Financial Results

July 16, 2024

“Within the silicon photonics market, we shipped the first order from a major silicon photonics customer for the new high-power configuration of our FOX-XP system this last fiscal year. This new configuration expands our market opportunity by enabling cost-effective volume production test of wafers of next-generation photonic ICs that are targeted for use in the new optical I/O or co-packaged optics market. Nvidia, AMD, and Intel have all discussed the potential for adding optical chip-to-chip communication for performance improvement and power savings for AI processors and High-Performance Computing chips.

“Looking ahead, we believe Aehr has significant opportunities for growth in fiscal 2025 and beyond with our industry-leading product portfolio, and we look forward to updating you on our progress throughout the year as we seek to capitalize on these exciting new opportunities.”

Fiscal 2025 Financial Guidance:

For the fiscal year ending May 30, 2025, Aehr expects total revenue of at least $70 million and net profit before taxes of at least 10% of revenue.

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2024 fourth quarter and full year operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 196310.

In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the conference call will also be available beginning approximately two hours after conclusion of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 50772.

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and package part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr Test products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Aehr Test Systems Reports Four Quarter and Full Year Financial Results

July 16, 2024

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future requirements and orders of Aehr’s new and existing customers; bookings and revenue forecasted for proprietary WaferPakTM and DiePak consumables, as well as the ability to generate bookings and revenue from application of Aehr’s solutions in emerging markets; Aehr’s ability to receive orders and generate revenue in the future, as well as Aehr’s beliefs regarding the factors impacting the foregoing; preliminary financial guidance for the full fiscal year 2024; and expectations related to long-term demand for Aehr’s products, the attractiveness of key markets and the ability for AEHR to successfully enter new markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

–      Financial Tables to Follow   –

Aehr Test Systems Reports Four Quarter and Full Year Financial Results

July 16, 2024

	Three Months Ended			Year Ended
	May 31,	Feb 29,	May 31,	May 31,	May 31,
(In thousands, except per share data)	2024	2024	2023	2024	2023
Revenue:
Product	$15,805	$6,730	$21,002	$61,729	$60,717
Services	795	833	1,267	4,489	4,244
Total revenue	16,600	7,563	22,269	66,218	64,961
Cost of revenue:
Product (1)	7,519	3,948	10,020	31,093	29,759
Services (1)	633	459	770	2,582	2,456
Total cost of revenue	8,152	4,407	10,790	33,675	32,215
Gross profit	8,448	3,156	11,479	32,543	32,746
Operating expenses:
Research and development	2,151	2,139	2,253	8,719	7,134
Selling, general and administrative	3,756	3,063	3,587	13,746	12,237
Total operating expenses	5,907	5,202	5,840	22,465	19,371
Income (loss) from operations	2,541	(2,046)	5,639	10,078	13,375
Interest income, net	592	584	487	2,388	1,245
Other expense, net	(10)	(2)	(4)	(8)	(3)
Income (loss) before income tax expense (benefit)	3,123	(1,464)	6,122	12,458	14,617
Income tax expense (benefit)	(20,741)	7	11	(20,698)	60
Net income (loss)	$23,864	$(1,471)	$6,111	$33,156	$14,557

Net income (loss) per share:
Basic	$0.82	$(0.05)	$0.21	$1.15	$0.52
Diluted	$0.81	$(0.05)	$0.21	$1.12	$0.50
Shares used in per share calculations:
Basic	28,953	28,866	28,425	28,818	27,785
Diluted	29,459	28,866	29,572	29,617	29,215

(1) Certain amounts in a prior period have been reclassified to conform to the current period presentation.

Aehr Test Systems Reports Four Quarter and Full Year Financial Results

July 16, 2024

AEHR TEST SYSTEMS

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended			Year Ended
	May 31,	Feb 29,	May 31,	May 31,	May 31,
(In thousands, except per share data)	2024	2024	2023	2024	2023
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$8,448	$3,156	$11,479	$32,543	$32,746
Special items:
a) Stock-based compensation expense	108	58	79	330	331
Non-GAAP gross profit	$8,556	$3,214	$11,558	$32,873	$33,077
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$5,907	$5,202	$5,840	$22,465	$19,371
Special items:
a) Stock-based compensation expense	(667)	(525)	(574)	(2,188)	(2,417)
b) Acquisition related costs	(107)	-	-	(107)	-
Non-GAAP operating expenses	$5,133	$4,677	$5,266	$20,170	$16,954
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP income (loss) from operations	$2,541	$(2,046)	$5,639	$10,078	$13,375
Special items:
a) Stock-based compensation expense	775	583	653	2,518	2,748
b) Acquisition related costs	107	-	-	107	-
Non-GAAP (loss) income from operations	$3,423	$(1,463)	$6,292	$12,703	$16,123
Reconciliation of GAAP to non-GAAP income (loss) before income tax expense (benefit)
GAAP income (loss) before income tax expense (benefit)	$3,123	$(1,464)	$6,122	$12,458	$14,617
Special items:
a) Stock-based compensation expense	775	583	653	2,518	2,748
b) Acquisition related costs	107	-	-	107	-
Non-GAAP income (loss) before income tax expense (benefit)	$4,005	$(881)	$6,775	$15,083	$17,365
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net income (loss)	$23,864	$(1,471)	$6,111	$33,156	$14,557
Special items:
a) Stock-based compensation expense	775	583	653	2,518	2,748
b) Acquisition related costs	107	-	-	107	-
Non-GAAP net income (loss)	$24,746	$(888)	$6,764	$35,781	$17,305
Reconciliation of GAAP net income (loss) per diluted share to non-GAAP net income (loss) per diluted share
GAAP net income (loss) per diluted share	$0.81	$(0.05)	$0.21	$1.12	$0.50
Special items:
a) Stock-based compensation expense	0.03	0.02	0.02	0.09	0.09
b) Acquisition related costs	0.00	-	-	0.00	-
Non-GAAP net income (loss) per diluted share	$0.84	$(0.03)	$0.23	$1.21	$0.59

a) Represents compensation expense for equity awards granted to employees and directors

b) Represents acquisition activity costs

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.
We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Four Quarter and Full Year Financial Results

July 16, 2024

AEHR TEST SYSTEMS

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	May 31,
(In thousands, except par value)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$49,159	$30,054
Short-term investments	-	17,853
Accounts receivable, net	9,796	16,594
Inventories	37,470	23,908
Prepaid expenses and other current assets	1,423	621
Total current assets	97,848	89,030
Property and equipment, net	3,253	2,759
Operating lease right-of-use assets, net	5,734	6,123
Deferred tax assets, net	20,773	-
Other non-current assets	304	231
Total assets	127,912	98,143
LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities:
Accounts payable	$5,332	$9,206
Accrued expenses	3,366	4,143
Operating lease liabilities, short-term	465	137
Deferred revenue, short-term	1,345	2,822
Total current liabilities	10,508	16,308
Operating lease liabilities, long-term	5,732	6,163
Deferred revenue, long-term	41	31
Other long-term liabilities	38	41
Total liabilities	16,319	22,543

Shareholders equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 28,995 shares and 28,539 shares at May 31, 2024 and 2023, respectively	289	285
Additional paid-in-capital	130,612	127,776
Accumulated other comprehensive loss	(158)	(155)
Accumulated deficit	(19,150)	(52,306)
Total shareholders' equity	111,593	75,600
Total liabilities and shareholders equity	$127,912	$98,143

Aehr Test Systems Reports Four Quarter and Full Year Financial Results

July 16, 2024

AEHR TEST SYSTEMS
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	Year Ended May 31,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$33,156	$14,557
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	2,518	2,748
Depreciation and amortization	657	450
Deferred income taxes	(20,773)	-
Accretion of investment discount	(130)	(576)
Amortization of operating lease right-of-use assets (2)	706	649
Provision for credit loss	-	24
Changes in operating assets and liabilities:
Accounts receivable	6,790	(3,788)
Inventories	(13,732)	(9,469)
Prepaid expenses and other current assets	(875)	28
Accounts payable	(3,891)	5,044
Accrued expenses	(792)	528
Deferred revenue	(1,469)	369
Operating lease liabilities (2)	(423)	(561)
Income taxes payable	14	8
Net cash provided by operating activities	1,756	10,011

Cash flows from investing activities:
Proceeds from maturities of investments	18,000	16,000
Purchases of investments	-	(33,294)
Purchases of property and equipment	(749)	(1,362)
Net cash provided by (used in) investing activities	17,251	(18,656)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	1,807	2,562
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,596)	(2,060)
Proceeds from issuance of common stock, net of issuance costs	(72)	6,820
Net cash provided by financing activities	139	7,322

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(41)	(37)

Net increase (decrease) in cash, cash equivalents and restricted cash	19,105	(1,360)

Cash, cash equivalents and restricted cash, beginning of year (1)	30,204	31,564
Cash, cash equivalents and restricted cash, end of year (1)	$49,309	$30,204

Supplemental cash flow information:
Income taxes paid	$90	$21
Interest paid	$-	$15

Supplemental disclosure of non-cash flow information:
Net transfer of equipment between inventory and property and equipment	$357	$646

(1) Includes restricted cash in other non-current assets.

(2) Certain amounts in a prior period have been reclassified to conform to the current period presentation.